UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 30, 2013

PZENA INVESTMENT MANAGEMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 West 45th Street, New York, New York	10036
(Address of Principal Executive Offices)	Zip Code

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

 (b) Election of Director

On January 30, 2014, Pzena Investment Management, Inc. announced that at the recommendation of its Nominating and Corporate Governance Committee, the Board elected Mr. Charles D. Johnston an independent member of the Board, and its Audit, Compensation, and Nominating and Corporate Governance Committees, effective February 5, 2014.

Mr. Johnston most recently served as President of Morgan Stanley Smith Barney, from 2009 to 2011, helping to oversee the largest merger ever completed in the retail brokerage industry. From 2004 to 2009, he was President and Chief Executive Officer of Smith Barney. During his tenure, Smith Barney was one of the most profitable full-service retail brokerage firms in the industry. He served as a Divisional Director of Smith Barney from 1999-2003 responsible for one-quarter of the firm’s retail brokerage business. Mr. Johnston is a past member of Morgan Stanley’s Operating and Management Committees, as well as Citigroup’s Management Committee, and is a regular speaker at industry events.
A copy of the news released is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Indemnification Agreement for Charles D. Johnson, dated as of February 5, 2014, by and among Pzena Investment Management, Inc. and Charles D. Johnson
99.1    Press release, dated January 30, 2014, of Pzena Investment Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pzena Investment Management, Inc.

Dated: January 30, 2014	By:	/s/Joan Berger
Name: Joan Berger
Title: General Counsel